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                                   EXHIBIT 5

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                 [Letterhead of Luse Gorman Pomerenk & Schick]


(202) 274-2000

March 10, 2006

The Board of Directors
First Clover Leaf Financial Corp.
300 St. Louis Street
Edwardsville, Illinois 62025

                RE:     FIRST CLOVER LEAF FINANCIAL CORP.
                        COMMON STOCK, PAR VALUE $0.10 PER SHARE
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Gentlemen:

        You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of the common stock, par value $0.10 per share ("Common Stock") of First Clover Leaf Financial Corp. (the "Company"). We have reviewed the Company's Articles of Incorporation, Registration Statement on Form S-4 (the "Form S-4"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

        We are of the opinion that upon the declaration of effectiveness of the Form S-4, the Common Stock, when sold, will be legally issued, fully paid and non-assessable.

        We hereby consent to our firm being referenced under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Form S-4.


                                         Very truly yours,


                                         /s/ Luse Gorman Pomerenk & Schick, PC


                                         LUSE GORMAN POMERENK & SCHICK
                                         A PROFESSIONAL CORPORATION